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                             SUBSCRIPTION AGREEMENT

                            INTERTECH VENTURES, INC.
                          Suite 1360, 605 Robson Street
                         Vancouver, B.C. Canada V6B 5J3


         IN ORDER TO PURCHASE SHARES OF COMMON STOCK, $.001 PAR VALUE PER SHARE OF INTERTECH VENTURES, INC., (THE "COMPANY") AS DESCRIBED IN THE PROSPECTUS DATED _______ 1998, ACCOMPANYING THIS SUBSCRIPTION AGREEMENT, EACH SUBSCRIBER MUST COMPLETE, EXECUTE AND RETURN THIS SUBSCRIPTION AGREEMENT, ALONG WITH THE PAYMENT, BY CHECK PAYABLE TO "FIRSTRUST SAVINGS BANK, AS ESCROW AGENT," FOR THE SHARES PURCHASED, TO THE COMPANY AT SUITE 1360, 650 ROBSON STREET, VANCOUVER, B.C. CANADA V6B 5J3. CAPITALIZED TERMS USED HEREIN AND NOT OTHERWISE DEFINED SHALL HAVE THE MEANING ASCRIBED THERETO IN THE PROSPECTUS.


1.       Subscription

         The undersigned (the "Subscriber") hereby subscribes for and agrees to purchase from the Intertech Ventures, Inc. (the "Company"), subject to the terms and conditions set forth in the Prospectus dated _______, 1998 (the "Prospectus"), a copy of which accompanied this Subscription Agreement, _____ shares of the Company's common stock $.001 par value per share, at a price per Share of $.03 per share or $_____ in the aggregate (the "Subscription Price").

2.       Payment

         The Subscription Price must accompany this Subscription and shall be paid by check payable to "Firstrust Savings Bank, as Escrow Agent."


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
3.       Subscription Information
         If an Individual:                                                      If a Corporation

         ---------------------------------                                      ---------------------------------
         Full Name                                                              Full Corporation Name

         ---------------------------------                                      ---------------------------------
         Residential Address                                                    Head Office Address

         ---------------------------------                                      ---------------------------------
         City  Province/State  Postal Code                                      City  Province/State  Postal Code

         ---------------------------------                                      ---------------------------------
         Telephone                  Telecopier                                  Attention

         ---------------------------------                                      ---------------------------------
         Social Security No. or Tax Identification No.                          Telephone              Telecopier
         (US Persons)

         ---------------------------------                                      ---------------------------------
         Social Security No. or Revenue Canada                                  Telephone              Telecopier
         Corporation No. (Canadian Residents)

4.       Representation and Acknowledgments of Canadian Subscribers

         If the Subscriber is a resident of Canada, the Subscriber represents and warrants to the Company that:

         (a) the Subscriber is purchasing the Shares as principal for its own account, and not for the benefit of any other person;

         (b) the Subscriber has the legal capacity and competence to enter into and execute this Subscription agreement and to take all actions required pursuant hereto and, if the Subscriber is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been given to authorize execution of this Subscription Agreement on behalf of the Subscriber;

         (c) the Subscriber is purchasing Shares under the private issuer or private company exemption from the prospectus requirements available under the applicable Securities Act of jurisdiction of the Subscriber's residency (the "Jurisdiction") and accordingly acknowledges that the Shares may be subject to an indefinite hold


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                  period in the Jurisdiction;

         (d) the Subscriber is aware that the Company, at the time of this Subscription, is a private company or private issuer within the meaning of the applicable Securities Act of the Subscriber's Jurisdiction;

         (e) the Subscriber is aware that the Company is not a reporting issuer in any of the provinces of Canada and accordingly, the Shares may be subject to resale restriction including an indefinite hold period in such provinces and that if no further statutory exemption from the prospectus and registration requirements of the applicable legislation may be relied upon or if no discretionary order or ruling is obtained, the Shares will remain subject to restrictions on resale in such provinces for an indefinite period of time which may never expire; and

         (f) the Subscriber acknowledges that because this subscription is being made pursuant to the exemption from the prospectus and registration requirements under the applicable securities laws (the "Exemption"):

                  (i) the Subscriber is restricted from using certain of the civil remedies available under the applicable securities laws;

                  (ii) the Subscriber may not receive information that might otherwise be required to be provided to the Subscriber under the applicable securities laws if the Exemptions were not being used;

                  (iii) the Company is relieved from certain obligations that would otherwise apply under the applicable securities laws if the Exemptions were not being used; and

                  (iv) the Company is not obligated to become a "reporting issuer" (as that term is defined under the applicable Securities Act) in the Jurisdiction.

5.       Representations of Non US and Non Canadian Subscribers

         If the prospective Subscriber is a resident of a jurisdiction (the "International Jurisdiction") other than the United States of America, one of its possessions or territories or British Columbia, Canada such Subscriber will be required to represent that:

         (a)      he is a resident of the International Jurisdiction;

         (b) he is knowledgeable of, or has been independently advised as to, the applicable securities laws of the International Jurisdiction, if any, which would apply to this subscription;


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         (c)      he is purchasing the Shares pursuant to exemptions from the prospectus and/or registration requirements under the applicable securities laws of that International Jurisdiction; or, if such is not applicable, the investor is permitted to purchase the Shares under the applicable securities laws of the International Jurisdiction without the need to rely on exemptions;

         (d) the applicable securities laws do not require the Company to make any filings or seek any approvals of any kind whatsoever from any regulatory authority in the International Jurisdiction; and

         (e) the investor will, if requested by the Company a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in subparagraphs (c) and (d) above to the satisfaction of the Company, action reasonably.

6.       Special State Law Considerations

         THE SHARES HAVE NOT BEEN REGISTERED UNDER THE AMENDED, OR THE FLORIDA SECURITIES ACT, BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THE SHARES CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS SUBSEQUENTLY REGISTERED UNDER THE FLORIDA SECURITIES ACT, IF SUCH REGISTRATION IS REQUIRED.

         THE SHARES HAVE NOT BEEN REGISTERED UNDER THE FLORIDA SECURITIES ACT, IN THE EVENT THAT SALES ARE MADE TO FIVE (5) OR MORE PERSONS IN THE STATE OF FLORIDA PURSUANT TO THE EXEMPTION FOR LIMITED OFFERS OR SALES OF SECURITIES SET FORTH IN SECTION 517.061(11)(a) OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT, ANY SALE IN FLORIDA MADE PURSUANT TO SUCH SECTION IS VOIDABLE BY THE PURCHASER IN SUCH SALE EITHER WITHIN THREE 93) DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER, OR AN ESCROW AGENT OR WITHIN THREE (3) DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER. TO ACCOMPLISH THIS, IT IS SUFFICIENT FOR A FLORIDA INVESTOR TO SEND A LETTER OR TELEGRAM TO THE FUND WITHIN SUCH THREE (3) DAYS PERIOD STATING THAT IT IS VOIDING AND RESCINDING THE PURCHASE. IF ANY INVESTOR SENDS SUCH A LETTER, IT IS PRUDENT TO DO SO BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO INSURE THAT THE LETTER IS RECEIVED AND TO EVIDENCE THE TIME OF MAILING.


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7.       Miscellaneous

         (a) All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, impersonal, singular or plural, as the identity of the person or persons may require.

         (b) This Subscription Agreement constitutes the legal, valid and binding obligation of the undersigned enforceable in accordance with its terms this Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York, as such laws are applied by New York courts to agreements entered into and to be performed in New york and between residents of New York, and shall be binding upon the Subscriber, the Subscriber's heirs, estate, legal representatives, successors and assigns. If any provision of this Subscription Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

         (c) This Subscription Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties hereto.

         (d) Except as set forth herein, neither this Subscription Agreement nor any provision hereof shall be waived, modified, changed, discharged, terminated, revoked or canceled except by an instrument in writing signed by the party effecting the same against whom any change, discharge or termination is sought.

         (e) The Offering may be withdrawn at any time prior to the issuance of Shares to prospective Subscribers. Further, in connection with the offer and sale of the Shares, the Company reserves the right, in its sole discretion, to reject any subscription in whole or in part or to allot to any prospective subscriber fewer than the Shares applied for by such subscriber. The Shares are offered by the Company subject to prior sale, acceptance of an offer to purchase, withdrawal, cancellation or modification of the offer, without notice.

         (f) This Subscription Agreement does not constitute an offer to sell or a solicitation of any offer to buy any securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.


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         IN WITNESS WHEREOF, THE SUBSCRIBER HAS EXECUTED THIS SUBSCRIPTION
AGREEMENT ON THIS ____ DAY OF ________, 199__.




                                   _____________________________________________
                                   Name of Subscriber
                                   (Please type or Print)




                                   _____________________________________________
                                   [Signature of Subscriber or of duly
                                   authorized signatory of a corporation,
                                   partnership or other subscriber that is not a natural person]


                                   Name: _______________________________________


                                   Title:_______________________________________

                                   Please print or type name and title of duly authorized signatory of a corporate, partnership or other subscriber that is not a natural person.



Accepted this ___ day of _________, 199__

INTERTECH VENTURES, INC.



By: ____________________________________
    (Signature of duly authorized signatory)


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